Hello BioLife Team, The link below takes you to a video sent to us by Olivier Loeillot, Repligen’s President and CEO (you may need to right click on the link and select “open hyperlink”). VD_BioLife_Olivier_30JUL2026 2.mp4 Please take a few minutes to watch it and I think you will note Olivier’s genuine enthusiasm for our pending transaction and the positive impact on both companies it is expected to have. As always, should you have any questions, please feel free to reach out to me directly. Best regards, Rod Roderick de Greef Chairman and CEO rdegreef@BioLifeSolutions.com